UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event            October 24, 2008
reported)

LOGICVISION, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-31773	94-3166964
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

25 Metro Drive, 3rd Floor San Jose, California		95110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(408) 453-0146

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2008, LogicVision, Inc. (the “Company”) entered into a separation agreement with Ron Mabry, its former Vice President, Field Operations and Application Engineering. On October 27, 2008, the Company entered into a similar separation agreement with Bruce Jaffe, its former Vice President, Finance and Chief Financial Officer. Under the separation agreements, Mr. Mabry and Mr. Jaffe will each continue receiving as separation payments their base salary until April 14, 2009 or, if earlier, until commencing new employment. In addition, the Company agreed to pay 75% of the premium payments for coverage under COBRA through April 30, 2009. Mr. Mabry and Mr. Jaffe have agreed to make themselves available for consultation to the Company during the period during which they continue to receive these separation and premium payments.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2008

LOGICVISION, INC.

By:	/s/ Mei Song
Mei Song
Chief Financial Officer